UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 17, 2007

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.

Indianapolis IN 46240

(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Appointment of Principal Officers

On Monday, September 17, 2007, the Board of Directors of the Federal Home Loan Bank of Indianapolis (the “Bank”) announced the following promotion to Named Executive Officer:

Cindy L. Konich (Age 51) to Senior Vice President and Chief Financial Officer from First Vice President and Acting Chief Capital Markets Officer. Ms. Konich also previously served as First Vice President – Treasurer of the Bank. Ms. Konich has not been offered a Key Employee Severance Agreement as currently held by other Senior Vice Presidents of the Bank.

The Board also announced the following job title changes affecting certain Named Executive Officers:

Brian K. Fike to Senior Vice President – Member Services from Interim President and Chief Executive Officer;

Douglas J. Iverson to Senior Vice President—Marketing Director from Senior Vice President and Acting Chief Operating Officer;

Paul J. Weaver to Senior Vice President and Chief Accounting Officer from Senior Vice President and Acting Chief Accounting Officer; and

Jonathan R. West to Senior Vice President – Administration, General Counsel and Corporate Secretary (Code of Conduct Ethics Officer) from Senior Vice President, General Counsel and Corporate Secretary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2007

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/ MILTON J. MILLER II
Milton J. Miller II
President – Chief Executive Officer

By:	/s/ JONATHAN R. WEST
Jonathan R. West
Senior Vice President – Administration, General Counsel and Corporate Secretary